AGREEMENT


     For one dollar ($1.00) and other good and valuable consideration paid by each of Societe Innovatech du Grand Montreal, Industries Devma Inc., Fonds de Solidarite des travailleurs du Quebec (F.T.Q.) and Fonds Regional de Solidarite Ile de Montreal, limited partnership (collectively the "Investors") to Compositech Ltd. (the "Corporation"), the receipt and sufficiency of which is hereby acknowledged by the Corporation, the Corporation hereby covenants and agrees that it shall, upon the request of the Investors, use its best efforts to nominate for election by its stockholders, cause the election of and thereafter continue in office, one person designated by the Investors to serve on the Corporation's Board of Directors (the "Investors' Nominee"); provided, however, that (i) the Investors' Nominee shall have experience commensurate with serving as a director of the Corporation, and (ii) the Investors' Nominee shall not at the time of designation or at any time thereafter be, or have been, involved in any legal proceedings which would be required to be disclosed pursuant to Item 401(f) of Regulation S-K (17 C.F.R. ss. 229) in a filing with the United States Securities and Exchange Commission. Subject to the terms of this Agreement, the Corporation shall continue to include in the Board of Directors slate of nominees for election as a director of the Corporation at its annual meeting of stockholders, any special meeting of stockholders or by consent of stockholders in lieu of a meeting, the Investors' Nominee. If the Investors' Nominee is unable to serve, subject to the foregoing proviso, the Corporation shall use its best efforts to elect as a director another person designated by the Investors.

     For one dollar ($1.00) and other good and valuable consideration paid by each of the Investors, as well as by the Corporation (as set forth below), to each of Fred E. Klimpl and Jonas Medney (collectively the "Principal Shareholders"), the receipt and sufficiency of which is hereby acknowledged by each of the Principal Shareholders, each of the Principal Shareholders hereby covenants and agrees solely in his capacity as a shareholder of the Corporation to vote his shares of the capital stock of the Corporation in a manner so as to give effect to the foregoing paragraph. In the event, however, that an Investors' Nominee is not acceptable to the Principal Shareholders, acting reasonably, without regard to whether the proviso of the foregoing paragraph has been satisfied, the Principal Shareholders shall advise the Investors of same in writing within 48 hours of being provided with such information generally required in regard to a director of a corporation pursuant to Item 401 of Regulation S-K in respect to the proposed Investors' Nominee, whereupon the Investors shall designate another person if they wish the Principal Shareholders to vote in favor of the Investors' Nominee. The right provided to the Principal Shareholders in the preceding sentence may be exercised only once with respect to each meeting or consent pursuant to which the Corporation's stockholders are being asked to vote for nominees to the Board of Directors of the Corporation; thereafter, in the case of any such meeting or consent where such right has been exercised, the Principal Shareholders shall not be entitled to refuse the next proposed Investors' Nominee in accordance with the above sentence.

     As further conditions to the Corporation's and the Principal Shareholders' obligations under this Agreement, (i) the Investors shall cooperate in and bear the entire cost (including the reasonable legal expenses of the Corporation and/or the Principal Shareholders) of providing in a timely manner all information that is required to be disclosed in, and, to the extent required by law, shall cause to be prepared and filed, a Statement on Schedule 13D under the

     Exchange Act and any and all amendments required with respect thereto (the "Schedule 13D") as may be required by virtue of this Agreement and the Investors' investment in the Corporation, and (ii) each of the Investors severally agrees to indemnify and hold harmless, to the extent permitted by law, each of the Principal Shareholders from and against any and all liabilities, losses, damages, settlements, claims, costs or expenses, including, without limitation, reasonable attorneys' fees (collectively, "Liabilities") under U.S. Federal, state or local laws arising out of or due to (A) any untrue statement or alleged untrue statement of a material fact by such Investor contained in the
Schedule 13D or (B) any omission or alleged omission by such Investor to state in the Schedule 13D a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As consideration for the Principal Shareholders entering into this agreement, the Corporation agrees to indemnify and hold harmless, to the extent permitted by law, each Principal Shareholder from and against all Liabilities under U.S. Federal, state or local laws arising out of or due to the Principal Shareholder's compliance with the terms of this Agreement. Such agreement by the Corporation to indemnify shall survive any cancellation or termination, or the invalidity or unenforceability of, the remaining terms hereof.

     This Agreement shall terminate on the date on which the Investors own less than the number of shares of Common Stock of the Corporation in the aggregate as is specified in Section 7.2 of the Subscription Agreement of even date herewith among the Investors and the Corporation, as such number of shares may be adjusted in accordance with the terms of Section 7.2 of the Subscription Agreement.

     Notwithstanding any of the foregoing, nothing shall prevent the Corporation's directors or officers, acting individually or collectively, from taking any action required for such directors or officers to discharge their fiduciary duties to the Corporation and its shareholders. All notices and other communications hereunder shall be given in writing and shall be given by telecopier, or delivered by hand, to the other parties at their respective addresses set forth herein. Any such notice or other communication shall be deemed to have been received on the date of delivery if delivered by hand, or the next business day immediately following the date of transmission if sent by telecopier. The original copy of any notice sent by telecopier shall be forwarded to the other parties by registered mail, receipt return requested.

     As used in this Agreement, the term "Investor" shall include a transferee of shares of Common Stock of the Corporation owned by the Investors which transferee is: (i) a corporation, all of the shares of which are owned by any Investor, both as registered owner and as beneficial owner; (ii) a governmental body of or controlled by the Government of Quebec; or (iii) a limited partnership controlled by an Investor or by any governmental body of or controlled by the Government of Quebec or of which an Investor or any governmental body of or controlled by the Government of Quebec holds the majority of the limited partnership units.

     This Agreement shall be governed in all respects by the laws of the State of New York as they are applied to agreements entered into in New York between New York residents and performed entirely within New York.

DATED: October 16, 1997

COMPOSITECH LTD.


per:
    --------------------------------    ---------------------------------------
                                        FRED E. KLIMPL
Address:                                Address:
120 Ricefield Lane                      120 Ricefield Lane
Hauppauge, New York                     Hauppauge, New York
11788-2008, U.S.A.                      11788-2008, U.S.A.
Attention:  the President               Attention:  Fred E. Klimpl
                                        Telecopier:  (516) 436-5203



------------------------------------    ---------------------------------------
JONAS MEDNEY
Address:
120 Ricefield Lane
Hauppauge, New York
11788-2008, U.S.A.
Attention:  Jonas Medney
Telecopier:  (516) 436-5203


SOCIETE INNOVATECH DU GRAND MONTREAL    FONDS DE SOLIDARITE DES TRAVAILLEURS DU
                                        QUEBEC (F.T.Q.)
Per:                                    Per:
    --------------------------------        -----------------------------------
    Hubert Manseau                           Richard Bourget, Senior Vice-
                                             President, Investments
Address:                                Address:
2020 University Avenue                  8717 Berri Street
Suite 1527                              Montreal, Quebec
Montreal, Quebec                        H2M 2T9
H3A 2A5                                 Attention: Vice President, Legal
                                                   Affairs
Attention:  President and Chief
Executive Officer                       Telecopier: (514) 383-2500
Telecopier:  (514) 864-4220             with a copy to: Senior Vice President,
                                                   Investments
                                        Telecopier: (514) 383-2505

INDUSTRIES DEVMA INC.                   FONDS REGIONAL DE SOLIDARITE ILE DE
                                        MONTREAL, by its general partner,
                                        Gestion du Fonds Regional de Solidarite
                                        Ile de Montreal Inc.




Per:
    --------------------------------

Per:                                    Per:
    --------------------------------        -----------------------------------


Address:                                Address:
600, de la Gauchetiere Street West      255, St-Jacques Street West
Suite 1700                              3c Floor
Montreal, Quebec                        Montreal, Quebec
H3B 4L8                                 H2Y 1M6
Attention:  President                   Attention: Managing Director
Telecopier:  (514) 395-8055             Telecopier: (514) 845-0625



                                       -4-